Exhibit 10.2

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER,

CITIGROUP GLOBAL MARKETS REALTY CORP.

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of October 1, 2011

Series 2011-GC5

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of October 1,  2011, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (the “Purchaser”), and Citigroup Global Markets Realty Corp., a New York corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of October 1, 2011 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Torchlight Loan Services, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund (the “Trust Fund”).  For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1     Sale and Conveyance of Mortgages; Possession of Mortgage File.   The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), subject to the rights of the other holders of interests in a Companion Interest, all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (and, in any event, excluding payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Note, subject to the rights of the other holders of interest in a Companion Interest, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee.  The Purchaser will sell the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Public Certificates”) to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of September 22, 2011 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell the Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates (the “Private Certificates”) to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of September 22, 2011 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  As the purchase price for the Mortgage

Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $732,461,842.79, plus accrued interest on the Mortgage Loans from and including October 1, 2011 to but excluding the Closing Date (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor).  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2     Books and Records; Certain Funds Received After the Cut-off Date.   From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and the related Note shall be transferred to the Trustee subject to and in accordance with this Agreement.  Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator.  All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements in such manner as the Seller may determine in its sole discretion.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.  Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of the Mortgage Loans by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.  The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3     Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Custodian (on behalf of the Certificate Administrator) on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser to the Custodian with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(b)           The Seller shall deliver to the Master Servicer within 10 Business Days after the Closing Date a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, together with (x) all unapplied Escrow Payments in the possession or under control of the Seller that relate to the Mortgage Loans and (y) a statement indicating which Escrow Payments are allocable to each Mortgage Loan); provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

SECTION 4     Treatment as a Security Agreement.   Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans.  The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5     Covenants of the Seller.    The Seller covenants with the Purchaser as follows:

(a)           it shall record or cause a third party to record in the appropriate public recording office for real property the assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-2 and UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement.  All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare a substitute therefor or cure such defect or cause such to be done, as the case may be, and the Seller shall deliver such substitute or corrected document or instrument to the Certificate Administrator (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)           it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and the holders of any related Companion Loans.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents;

(c)           the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC Financial File and the CREFC Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(d)           if during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer, and if the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus Supplement dated September 22, 2011 relating to the Public Certificates, the annexes and exhibits thereto and the DVD delivered therewith (collectively, the “Public Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Underwriters and the Depositor. If as a result of any such event the Underwriters’ legal counsel determines that it is necessary to amend or supplement the Public Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Public Offering Documents are delivered to a purchaser, not misleading, or to make the Public Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Underwriters, such amendments or supplements to the Public Offering Documents as may be necessary so that the statements in the Public Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Public Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law.  (All terms under this clause (d) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of September 22, 2011, among the Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”)); and

(e)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Paying Agent with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next to the Seller’s name on Exhibit V and Exhibit W to the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

SECTION 6     Representations and Warranties.

(a)           The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)            The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)          There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)           The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller; and

(vii)         The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)          There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)           The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document; and

(vi)          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Closing Date or other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)           Pursuant to the Pooling and Servicing Agreement, if any party thereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”), such party is required to give prompt written notice thereof to the Seller.

(e)           Pursuant to the Pooling and Servicing Agreement, the Special Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Mortgage Loan or the interests of the Certificateholders therein (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”).  If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer will be required to give prompt written notice thereof to the Seller.  Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above if the Document Defect or Breach identified therein is a Material Document Defect or Material Breach, as the case may be), the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions, not later than 90 days from any party discovering such Material Document Defect or Material Breach provided the Seller receives notice thereof in a timely manner), cure the same in all material respects (which cure shall include payment of any Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, the Seller shall either (i) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Servicer, for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith or (ii) repurchase the affected Mortgage Loan or the interest thereby represented in any related REO Property at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account (or, in the case of an REO Property, to the related REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90 day period, the Seller shall deliver an Officer’s Certificate to the Trustee and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period; and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, substitution or repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, substitution or repurchase may continue beyond the date that is 18 months following the Closing Date.  Any such repurchase of a Mortgage Loan shall be on a servicing released basis.  The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a breach or a document defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (19) and (20) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a

Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

(f)           In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions of the Mortgage File and other documents and Escrow Payments pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied.

(g)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement.  The Seller’s obligation to cure any breach or repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement.

(i)            The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal or (iv) the Seller rejects or disputes any Repurchase Request.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7     Review of Mortgage File.   The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8     Conditions to Closing.   The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the purchase price for the Mortgage Loans as contemplated by Section 1 of this Agreement.  The obligations of the

Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)           The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)           The Purchaser shall have received the following additional closing documents:

(i)            copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)           a certificate as of a recent date of the Secretary of State of the State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

(iii)          an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(iv)          a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date contain, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus Supplement satisfies the applicable requirements of Regulation AB.

(d)           The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement.  The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)           The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9     Closing.   The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10   Expenses.   The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular, the Final Offering Circular and any related 8-K Information (as defined in the Underwriting Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Kaye Scholer LLP, as counsel to the Underwriters and the Initial Purchasers.

SECTION 11   Severability of Provisions.   If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12   Governing Law.   THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13   Waiver of Jury Trial.   THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14   Submission to Jurisdiction.   EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

SECTION 15   No Third-Party Beneficiaries.   The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 16.

SECTION 16   Assignment.   The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders.  The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns.  Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act.  The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

SECTION 17   Notices.   All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 200 West Street, New York, New York 10282, to the attention of Leah Nivison, fax number (212) 428-1439, with a copy to Gary Silber, fax number (212) 493-9003, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at Citigroup Global Markets Realty Corp., 390 Greenwich Street, 5th Floor, New York, New York 10013, to the attention of Paul Vanderslice, fax number (212) 723-8599, and 388 Greenwich Street, 19th Floor, New York, New York 10013, and 388 Greenwich Street, 19th Floor, New York, New York 10013, to the attention of Richard Simpson, fax number (646) 328-2943, and Ryan M. O’Connor, fax number (646) 328-2943, respectively, and with an electronic copy emailed to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18   Amendment.   This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19   Counterparts.   This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20   Exercise of Rights.   No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21   No Partnership.   Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22   Miscellaneous.   This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23   Further Assurances.   The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORPORATION II

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

GSMS 2011-GC5 Citigroup Mortgage Loan Schedule
									Original	Remaining
Control		Loan						Cut-Off Date	Mortgage	Term To
Number	Footnotes	Number	Property Name	Address	City	State	Zip Code	Balance ($)	Loan Rate (%)	Maturity / ARD (Mos.)	Maturity Date
2		4770	1551 Broadway	1551-1555 Broadway	New York	New York	10036	180,000,000	5.10000%	117	7/6/2021
6		4588	Shoppes at Chino Hills	13920 City Center Drive	Chino Hills	California	91709	60,804,936	5.20000%	117	7/6/2021
14		CR-1	Prentiss Creek Apartments	2110 Prentiss Drive	Downers Grove	Illinois	60516	34,331,868	5.67000%	115	5/1/2021
15		4891	Red Lion Hotel - Seattle, WA	1415 5th Avenue West	Seattle	Washington	98119	31,866,096	4.93000%	57	7/6/2016
18		4682	250 Mercer Street	250 Mercer Street	New York	New York	10012	25,918,853	5.31000%	117	7/6/2021
19		4886	1117 Perimeter Center West	1117 Perimeter Center West	Atlanta	Georgia	30338	25,046,653	5.31000%	58	8/6/2016
20		4681	Lehigh Valley Portfolio - Group 4					23,110,000	5.16000%	56	6/6/2016
20.01		4681-1	57 South Commerce Way	57 South Commerce Way	Bethlehem	Pennsylvania	18017
20.02		4681-2	754 Roble Road	754 Roble Road	Allentown	Pennsylvania	18109
20.03		4681-3	2202 Hangar Place	2202 Hangar Place	Allentown	Pennsylvania	18109
20.04		4681-4	944 Marcon Boulevard	944 Marcon Boulevard	Allentown	Pennsylvania	18109
20.05		4681-5	2196 Avenue C	2196 Avenue C	Bethlehem	Pennsylvania	18017
20.06		4681-6	7355 William Avenue	7355 William Avenue	Allentown	Pennsylvania	18106
20.07		4681-7	974 Marcon Boulevard	974 Marcon Boulevard	Allentown	Pennsylvania	18109
20.08		4681-8	964 Marcon Boulevard	964 Marcon Boulevard	Allentown	Pennsylvania	18109
20.09		4681-9	954 Marcon Boulevard	954 Marcon Boulevard	Allentown	Pennsylvania	18109
20.10		4681-10	2201 Hangar Place	2201 Hangar Place	Allentown	Pennsylvania	18109
20.11		4681-11	7277 William Avenue	7277 William Avenue	Allentown	Pennsylvania	18106
20.12		4681-12	2041 Avenue C	2041 Avenue C	Bethlehem	Pennsylvania	18017
20.13		4681-13	7562 Penn Drive	7562 Penn Drive	Allentown	Pennsylvania	18106
20.14		4681-14	764 Roble Road	764 Roble Road	Allentown	Pennsylvania	18109
21		4582	Harrison Executive Park	3000, 3010 & 3020 Westchester Avenue	Purchase	New York	10577	20,411,519	5.26000%	116	6/6/2021
24		3990	Lehigh Valley Portfolio - Group 2					17,000,000	5.16000%	56	6/6/2016
24.01		3990-1	3701 Corporate Parkway	3701 Corporate Parkway	Center Valley	Pennsylvania	18034
24.02		3990-2	3773 Corporate Parkway	3773 Corporate Parkway	Center Valley	Pennsylvania	18034
26		4415	Trinity Square Crossed Portfolio					16,064,681	6.16000%	115	5/6/2021
26.01		4415-1	Trinity Square Retail Center	755 Howe Avenue	Cuyahoga Falls	Ohio	44221
26.02		4415-2	MeadWestVaco - Kettering, OH	4751 Hempstead Station Drive	Kettering	Ohio	45429
26.03		4415-3	Stonegate Corner - Medina, OH	4055 Pearl Road	Medina	Ohio	44256
26.04		4415-4	Aspen Dental and AT&T - Monroe, MI	2155 North Telegraph Road	Monroe	Michigan	48162
26.05		4415-5	Advance Auto Parts - Berea, OH	238 North Rocky River Drive	Berea	Ohio	44017
26.06		4415-7	Advance Auto Parts - Sandusky, MI	435 West Sanilac Road	Sandusky	Michigan	48471
26.07		4415-6	Advance Auto Parts - Columbus, OH	3201 South High Street	Columbus	Ohio	43207
26.08		4415-8	Aspen Dental and AT&T - New Philadelphia, OH	337 Graff Road	New Philadelphia	Ohio	44663
28		4419	The Hills	6321 - 6361 Grapevine Highway	North Richland Hills	Texas	76180	15,399,929	5.96000%	53	3/6/2016
30		4642	ARC Portfolio III					14,780,000	4.30500%	57	7/6/2016
30.01		4642-1	FedEx Ground - Saline, MI	6700 State Road	Saline	Michigan	48176
30.02		4642-2	CVS - Stony Point, NY	20 Filors Lane	Stony Point	New York	10980
30.03		4642-3	CVS - Charlotte, MI	301 South Cochran Avenue	Charlotte	Michigan	48813
30.04		4642-4	Provident Bank - Stony Point, NY	153 South Liberty Drive	Stony Point	New York	10980
30.05		4642-5	Tractor Supply Company - Demopolis, AL	1404 US Highway 80 West	Demopolis	Alabama	36732
30.06		4642-6	Tractor Supply Company - New Boston, TX	907 North Center Street	New Boston	Texas	75570
31		4476	Loyal Plaza	1875-1969 East Third Street	Williamsport	Pennsylvania	17701	14,750,563	5.00000%	117	7/6/2021
32		4543	ATD	11 Ewall Street	Mount Pleasant	South Carolina	29464	13,800,000	5.58000%	113	3/6/2021
34		4596	Midland Apartment Portfolio					13,512,985	5.75000%	117	7/6/2021
34.01		4596-1	Mulberry Lane Apartments	2630 Abbott Road	Midland	Michigan	48642
34.02		4596-2	Robin Oaks Apartments	1819 Eastlawn Drive	Midland	Michigan	48642
34.03		4596-3	Perrine Pointe Apartments	4100 Perrine Pointe	Midland	Michigan	48640
36		5096	All Saints Retail Condo	411-417 West 13th Street	New York	New York	10014	13,275,000	5.16000%	58	8/6/2016
39		4420	Park Point Syracuse University	417 Comstock Avenue	Syracuse	New York	13210	12,187,596	5.47000%	115	5/6/2021
43		4734	Merritt 8	99 Hawley Lane	Stratford	Connecticut	06614	11,202,461	5.36000%	116	6/6/2021
45		4287	848 Brickell Plaza	848 Brickell Avenue	Miami	Florida	33131	10,700,000	5.10000%	54	4/6/2016
47		4605	Consumer Square West	3530-3592 Soldano Boulevard	Columbus	Ohio	43228	10,028,685	5.32000%	58	8/6/2016
48		4347	Cornell 55	5493 & 5500 South Cornell Avenue	Chicago	Illinois	60615	9,412,855	5.89000%	113	3/6/2021
49		4684	Whole Foods Charlottesville	1797 Hydraulic Road	Charlottesville	Virginia	22901	9,322,658	5.60000%	117	7/6/2021
50		4325	Richmond Office Portfolio					9,252,563	6.37000%	114	4/6/2021
50.01		4325-1	One Holland Place	2235 Staples Mill Road	Richmond	Virginia	23230
50.02		4325-2	Vistas I & II	5516 - 5540 Falmouth Street	Richmond	Virginia	23230
51		4308	One Crescent Place MHC	5365 Southcross Ranch Road	San Antonio	Texas	78222	9,196,032	6.40000%	113	3/6/2021
52		4586	Pacific Village Center	1299-1313 156th Avenue Northeast	Bellevue	Washington	98007	9,161,453	5.40000%	116	6/6/2021
53		4913	Pelham Towne Center	365 Huntley Parkway	Pelham	Alabama	35124	9,116,648	4.59000%	57	7/6/2016
55		4783	SST - Racetrack & Bonanza Self Storage					7,666,766	5.26000%	116	6/6/2021
55.01		4783-1	Racetrack Self Storage	733 South Racetrack Road	Henderson	Nevada	89015
55.02		4783-2	Bonanza Self Storage	4851 East Bonanza Road	Las Vegas	Nevada	89110
56		CR-2	Copper Mill Apartments	10000 North Lamar Boulevard	Austin	Texas	78753	7,350,000	5.70000%	115	5/1/2021
57		4593	Sierra Forest Apartments	6660 Mableton Parkway	Mableton	Georgia	30126	7,155,661	5.31000%	56	6/6/2016
58		4665	Sherman Oaks Plaza	13949 Ventura Boulevard	Sherman Oaks	California	91423	6,973,336	5.84000%	116	6/6/2021
59		CR-3	Cumberland Apartments	2330 Cobb Parkway	Smyrna	Georgia	30080	6,900,000	5.70000%	115	5/1/2021
60		CR-4	Crestmont Apartments	500 Williams Drive	Marietta	Georgia	30066	6,750,000	5.70000%	115	5/1/2021
61		4583	Smith & American MHP Portfolio	14115 & 14149 South Western Avenue	Blue Island	Illinois	60406	6,474,747	5.75000%	116	6/6/2021
62		4948	Bingham Station	1738 Bingham Drive	Fayetteville	North Carolina	28304	5,641,955	5.77000%	118	8/6/2021
63		CR-5	Heritage Trace Apartments	168 Heritage Way	Newport News	Virginia	23602	5,500,000	5.70000%	115	5/1/2021
64		4399	Riviera Shopping Center	2019 River Road	Eugene	Oregon	97404	4,971,692	5.81000%	116	6/6/2021
65		4764	Winterhaven Square	6031 Cypress Gardens Boulevard	Winter Haven	Florida	33884	4,485,768	5.25000%	57	7/6/2016
66		4621	Shoppes at Stonebrook	1667 Ooltewah Ringgold Road	Chattanooga	Tennessee	37363	4,480,738	5.64000%	117	7/6/2021
67		4376	Holiday Park	979 Essex Street	Bangor	Maine	04401	4,476,625	6.29000%	54	4/6/2016
68		4387	Lake Zurich	737 South Rand Road	Lake Zurich	Illinois	60047	4,326,902	5.28000%	55	5/6/2016
69		4670	Elm Grove Apartments	2921 Sycamore Springs Drive	Kingwood	Texas	77339	3,996,114	5.52000%	56	6/6/2016
70		4662	The Ridge MHP & Eastwood Hills	11316 Cox Road & 11315 Hillridge Drive	Conroe	Texas	77385	3,362,313	5.90000%	116	6/6/2021
71		4655	Ivanhoe MHP	26 Ivanhoe Drive	Urbana	Illinois	61802	3,290,994	5.90000%	57	7/6/2016
72		4685	Foot Locker - Brooklyn, NY	2061 - 2063 86th Street	Brooklyn	New York	11214	3,250,000	4.51000%	55	5/6/2016
73		4648	Gateway Plaza II	2701 Church Street	Conway	South Carolina	29526	3,087,449	5.56000%	116	6/6/2021
74		4759	Oakhurst MHP	6675 East Highway 90	Lake Charles	Louisiana	70615	1,819,614	6.95000%	116	6/6/2021

GSMS 2011-GC5 Citigroup Mortgage Loan Schedule
				Remaining				Crossed With
Control		Loan		Amortization Term	Subservicing	Servicing	Mortgage	Other Loans	Anticipated		Companion Loan	Companion Loan
Number	Footnotes	Number	Property Name	(Mos.)	Fee Rate (%)	Fee Rate (%)	Loan Seller	(Crossed Group)	Repayment Date	Revised Rate	Flag	Cut-off Balance
2		4770	1551 Broadway	0	0.00000%	0.07000%	CGM	NAP
6		4588	Shoppes at Chino Hills	357	0.01000%	0.07000%	CGM	NAP
14		CR-1	Prentiss Creek Apartments	355	0.00000%	0.07000%	CGM	NAP
15		4891	Red Lion Hotel - Seattle, WA	321	0.00000%	0.07000%	CGM	NAP
18		4682	250 Mercer Street	357	0.00000%	0.07000%	CGM	NAP
19		4886	1117 Perimeter Center West	358	0.00000%	0.07000%	CGM	NAP
20		4681	Lehigh Valley Portfolio - Group 4	360	0.00000%	0.07000%	CGM	NAP
20.01		4681-1	57 South Commerce Way
20.02		4681-2	754 Roble Road
20.03		4681-3	2202 Hangar Place
20.04		4681-4	944 Marcon Boulevard
20.05		4681-5	2196 Avenue C
20.06		4681-6	7355 William Avenue
20.07		4681-7	974 Marcon Boulevard
20.08		4681-8	964 Marcon Boulevard
20.09		4681-9	954 Marcon Boulevard
20.10		4681-10	2201 Hangar Place
20.11		4681-11	7277 William Avenue
20.12		4681-12	2041 Avenue C
20.13		4681-13	7562 Penn Drive
20.14		4681-14	764 Roble Road
21		4582	Harrison Executive Park	356	0.00000%	0.07000%	CGM	NAP
24		3990	Lehigh Valley Portfolio - Group 2	360	0.00000%	0.07000%	CGM	NAP
24.01		3990-1	3701 Corporate Parkway
24.02		3990-2	3773 Corporate Parkway
26		4415	Trinity Square Crossed Portfolio	355	0.00000%	0.07000%	CGM	NAP
26.01		4415-1	Trinity Square Retail Center
26.02		4415-2	MeadWestVaco - Kettering, OH
26.03		4415-3	Stonegate Corner - Medina, OH
26.04		4415-4	Aspen Dental and AT&T - Monroe, MI
26.05		4415-5	Advance Auto Parts - Berea, OH
26.06		4415-7	Advance Auto Parts - Sandusky, MI
26.07		4415-6	Advance Auto Parts - Columbus, OH
26.08		4415-8	Aspen Dental and AT&T - New Philadelphia, OH
28		4419	The Hills	353	0.00000%	0.07000%	CGM	NAP
30		4642	ARC Portfolio III	0	0.00000%	0.07000%	CGM	NAP
30.01		4642-1	FedEx Ground - Saline, MI
30.02		4642-2	CVS - Stony Point, NY
30.03		4642-3	CVS - Charlotte, MI
30.04		4642-4	Provident Bank - Stony Point, NY
30.05		4642-5	Tractor Supply Company - Demopolis, AL
30.06		4642-6	Tractor Supply Company - New Boston, TX
31		4476	Loyal Plaza	357	0.00000%	0.07000%	CGM	NAP
32		4543	ATD	0	0.00000%	0.07000%	CGM	NAP
34		4596	Midland Apartment Portfolio	237	0.05000%	0.05000%	CGM	NAP
34.01		4596-1	Mulberry Lane Apartments
34.02		4596-2	Robin Oaks Apartments
34.03		4596-3	Perrine Pointe Apartments
36		5096	All Saints Retail Condo	0	0.00000%	0.07000%	CGM	NAP
39		4420	Park Point Syracuse University	355	0.00000%	0.07000%	CGM	NAP
43		4734	Merritt 8	356	0.00000%	0.07000%	CGM	NAP
45		4287	848 Brickell Plaza	0	0.00000%	0.07000%	CGM	NAP
47		4605	Consumer Square West	358	0.00000%	0.07000%	CGM	NAP
48		4347	Cornell 55	353	0.00000%	0.07000%	CGM	NAP
49		4684	Whole Foods Charlottesville	357	0.00000%	0.07000%	CGM	NAP
50		4325	Richmond Office Portfolio	354	0.00000%	0.07000%	CGM	NAP
50.01		4325-1	One Holland Place
50.02		4325-2	Vistas I & II
51		4308	One Crescent Place MHC	353	0.00000%	0.07000%	CGM	NAP
52		4586	Pacific Village Center	356	0.00000%	0.07000%	CGM	NAP
53		4913	Pelham Towne Center	357	0.03000%	0.07000%	CGM	NAP
55		4783	SST - Racetrack & Bonanza Self Storage	356	0.00000%	0.07000%	CGM	NAP
55.01		4783-1	Racetrack Self Storage
55.02		4783-2	Bonanza Self Storage
56		CR-2	Copper Mill Apartments	360	0.00000%	0.07000%	CGM	NAP
57		4593	Sierra Forest Apartments	296	0.00000%	0.07000%	CGM	NAP
58		4665	Sherman Oaks Plaza	356	0.00000%	0.07000%	CGM	NAP
59		CR-3	Cumberland Apartments	360	0.00000%	0.07000%	CGM	NAP
60		CR-4	Crestmont Apartments	360	0.00000%	0.07000%	CGM	NAP
61		4583	Smith & American MHP Portfolio	356	0.00000%	0.07000%	CGM	NAP
62		4948	Bingham Station	298	0.00000%	0.07000%	CGM	NAP
63		CR-5	Heritage Trace Apartments	360	0.00000%	0.07000%	CGM	NAP
64		4399	Riviera Shopping Center	296	0.00000%	0.07000%	CGM	NAP
65		4764	Winterhaven Square	357	0.00000%	0.07000%	CGM	NAP
66		4621	Shoppes at Stonebrook	297	0.05000%	0.05000%	CGM	NAP
67		4376	Holiday Park	354	0.00000%	0.07000%	CGM	NAP
68		4387	Lake Zurich	355	0.00000%	0.07000%	CGM	NAP
69		4670	Elm Grove Apartments	356	0.10160%	0.05000%	CGM	NAP
70		4662	The Ridge MHP & Eastwood Hills	356	0.00000%	0.07000%	CGM	NAP
71		4655	Ivanhoe MHP	357	0.00000%	0.07000%	CGM	NAP
72		4685	Foot Locker - Brooklyn, NY	0	0.00000%	0.07000%	CGM	NAP
73		4648	Gateway Plaza II	356	0.00000%	0.07000%	CGM	NAP
74		4759	Oakhurst MHP	356	0.00000%	0.07000%	CGM	NAP

GSMS 2011-GC5 Citigroup Mortgage Loan Schedule					Companion Loan		Companion Loan
					Remaining	Companion Loan	Remaining	Companion Loan
Control		Loan		Companion Loan	Term To	Maturity	Amortization Term	Servicing
Number	Footnotes	Number	Property Name	Interest Rate	Maturity (Mos.)	Date	(Mos.)	Fees
2		4770	1551 Broadway
6		4588	Shoppes at Chino Hills
14		CR-1	Prentiss Creek Apartments
15		4891	Red Lion Hotel - Seattle, WA
18		4682	250 Mercer Street
19		4886	1117 Perimeter Center West
20		4681	Lehigh Valley Portfolio - Group 4
20.01		4681-1	57 South Commerce Way
20.02		4681-2	754 Roble Road
20.03		4681-3	2202 Hangar Place
20.04		4681-4	944 Marcon Boulevard
20.05		4681-5	2196 Avenue C
20.06		4681-6	7355 William Avenue
20.07		4681-7	974 Marcon Boulevard
20.08		4681-8	964 Marcon Boulevard
20.09		4681-9	954 Marcon Boulevard
20.10		4681-10	2201 Hangar Place
20.11		4681-11	7277 William Avenue
20.12		4681-12	2041 Avenue C
20.13		4681-13	7562 Penn Drive
20.14		4681-14	764 Roble Road
21		4582	Harrison Executive Park
24		3990	Lehigh Valley Portfolio - Group 2
24.01		3990-1	3701 Corporate Parkway
24.02		3990-2	3773 Corporate Parkway
26		4415	Trinity Square Crossed Portfolio
26.01		4415-1	Trinity Square Retail Center
26.02		4415-2	MeadWestVaco - Kettering, OH
26.03		4415-3	Stonegate Corner - Medina, OH
26.04		4415-4	Aspen Dental and AT&T - Monroe, MI
26.05		4415-5	Advance Auto Parts - Berea, OH
26.06		4415-7	Advance Auto Parts - Sandusky, MI
26.07		4415-6	Advance Auto Parts - Columbus, OH
26.08		4415-8	Aspen Dental and AT&T - New Philadelphia, OH
28		4419	The Hills
30		4642	ARC Portfolio III
30.01		4642-1	FedEx Ground - Saline, MI
30.02		4642-2	CVS - Stony Point, NY
30.03		4642-3	CVS - Charlotte, MI
30.04		4642-4	Provident Bank - Stony Point, NY
30.05		4642-5	Tractor Supply Company - Demopolis, AL
30.06		4642-6	Tractor Supply Company - New Boston, TX
31		4476	Loyal Plaza
32		4543	ATD
34		4596	Midland Apartment Portfolio
34.01		4596-1	Mulberry Lane Apartments
34.02		4596-2	Robin Oaks Apartments
34.03		4596-3	Perrine Pointe Apartments
36		5096	All Saints Retail Condo
39		4420	Park Point Syracuse University
43		4734	Merritt 8
45		4287	848 Brickell Plaza
47		4605	Consumer Square West
48		4347	Cornell 55
49		4684	Whole Foods Charlottesville
50		4325	Richmond Office Portfolio
50.01		4325-1	One Holland Place
50.02		4325-2	Vistas I & II
51		4308	One Crescent Place MHC
52		4586	Pacific Village Center
53		4913	Pelham Towne Center
55		4783	SST - Racetrack & Bonanza Self Storage
55.01		4783-1	Racetrack Self Storage
55.02		4783-2	Bonanza Self Storage
56		CR-2	Copper Mill Apartments
57		4593	Sierra Forest Apartments
58		4665	Sherman Oaks Plaza
59		CR-3	Cumberland Apartments
60		CR-4	Crestmont Apartments
61		4583	Smith & American MHP Portfolio
62		4948	Bingham Station
63		CR-5	Heritage Trace Apartments
64		4399	Riviera Shopping Center
65		4764	Winterhaven Square
66		4621	Shoppes at Stonebrook
67		4376	Holiday Park
68		4387	Lake Zurich
69		4670	Elm Grove Apartments
70		4662	The Ridge MHP & Eastwood Hills
71		4655	Ivanhoe MHP
72		4685	Foot Locker - Brooklyn, NY
73		4648	Gateway Plaza II
74		4759	Oakhurst MHP

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(2)
Legal Compliance – Origination.  The origination practices of the Seller (or the related originator if the Seller was not the originator) have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(3)
Good Title; Conveyance.  Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, other than the rights of the holder of a related Companion Interest pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement.  Upon consummation of the transactions contemplated by this Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest, other than the rights of a holder of a Companion Interest pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement.

(4)
Future Advances.  The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances thereunder by the mortgagee.

(5)
Legal, Valid and Binding Obligation.  Each related Mortgage Note, Mortgage, Assignment of Leases (if contained in a document separate from the Mortgage) and other agreement that evidences or secures such Mortgage Loan (or the related Whole Loan, as applicable) and was executed in connection with such Mortgage Loan  by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except

(i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The Assignment of Leases (as set forth in the Mortgage or in a document separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan) establishes and creates a valid and enforceable first priority assignment of, or a valid first priority security interest in, the related Mortgagor’s right to receive payments due under all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property, subject to any license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, and subject to the limitations set forth above, the Title Exceptions and the exceptions to paragraph (8) set forth on Exhibit C.  The related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

(6)
No Offset or Defense.  Subject to the limitations set forth in paragraph (5), as of the date of its origination there was, and as of the Closing Date there is, no valid right of offset and no valid defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, excess interest in the case of the ARD Loans, late fees, additional interest, prepayment premiums or yield maintenance charges.

(7)
Assignment of Mortgage and Assignment of Assignment of Leases.  Subject to the limitations and exceptions set forth in paragraph (5), each assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes the legal, valid and binding assignment from the Seller.  Each related Mortgage and Assignment of Leases is freely assignable upon notice to but without the consent of the related Mortgagor.

(8)
Mortgage Lien.  The Mortgagor has good indefeasible fee simple title (or with respect to Mortgage Loans described in paragraph (48), leasehold title) to the related Mortgaged Property and each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (and/or Ground Lease, if applicable), subject to the limitations and exceptions set forth in paragraph (5) and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”):  (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in the applicable Title Policy (described in paragraph (11) below) or appearing of record, (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related Mortgaged Property and condominium declarations, (f) if such Mortgage Loan is cross-collateralized and cross-defaulted with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan and (g) if such Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Interest pursuant to an Intercreditor Agreement or the Pooling and Servicing Agreement, none of which exceptions described in clauses (a) – (g) above, individually or in the aggregate, materially and adversely interferes with (1) the current use of the Mortgaged Property, (2) the security intended to be provided by such Mortgage, (3) the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or (4) the value of the Mortgaged Property.  The Mortgaged Property is free and clear of any mechanics’ or other similar liens or claims which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy.  To the Seller’s actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage, unless such lien is bonded over, escrowed for or covered by insurance.

(9)
Taxes and Assessments.  All real estate taxes and governmental assessments, or installments thereof, which could be a lien on the related Mortgaged Property and that prior to the Closing Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(10)
Condition of Mortgaged Property; No Condemnation.  To the Seller’s actual knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, (a) each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and (b) there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(11)
Title Insurance.  The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (or related Whole Loan, as applicable, or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties an allocable portion thereof) is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the “Title Policy”), insuring the originator of the Mortgage Loan or Whole Loan, its successors and assigns, subject only to the Title Exceptions; such originator or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record; such policy, if issued, is in full force and effect and all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and to the Seller’s actual knowledge there is no matter, which would impair or diminish the coverage of such policy.  The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required.  The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.

(12)
Insurance.  As of the origination date of each Mortgage Loan (or related Whole Loan, as applicable), and to the Seller’s actual knowledge, as of the Closing Date, all insurance coverage required under the related Mortgage Loan documents was in full force and effect.  Each Mortgage Loan requires insurance in such amounts and covering such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, including requirements for (a) a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the outstanding principal balance of the Mortgage Loan (or in the case of a Whole Loan, the outstanding principal balance of the Whole Loan), and in any event, the amount necessary to prevent operation of any co-insurance provisions (except with respect to a Mortgage Loan secured by mobile home parks or manufactured housing communities, in which case such coverage is required only with respect to buildings owned by the related Mortgagor that are permanently located on the related Mortgaged Property), (b) except if such Mortgaged Property is operated as a mobile home park, business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property, (c) commercial general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders and (d) if such Mortgage Loan is secured by a Mortgaged Property (other than a manufactured housing property) located in “seismic zones” 3 or 4, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, earthquake insurance.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  To the Seller’s actual knowledge, as of the Cut-off Date, all premiums due and payable through the Closing Date have been paid and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller.  Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, the related Mortgage Loan documents require that any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans.  The hazard insurance policies each contain a standard mortgagee clause naming the Seller and its successors and assigns as loss payee or additional insured, as applicable, and each insurance policy provides that they are not terminable without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law.  The loan documents for each Mortgage Loan (a) require that the Mortgagor maintain insurance as described above or permit the mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permit the mortgagee to purchase such insurance at the Mortgagor’s expense if the Mortgagor fails to do so.  The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.

(13)
No Material Default.  Other than payments due but not yet 30 days or more delinquent, there is no monetary event of default existing under the related Mortgage or the related Mortgage Note and, to the Seller’s actual knowledge, (i) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and (ii) there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered in this Exhibit B (including any schedule or exhibit hereto).  The Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, unless a written waiver to that effect is contained in the related Mortgage File being delivered pursuant to the Pooling and Servicing Agreement and there have been no such waivers since August 2, 2011, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File, no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

(14)
Payment Record.  As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan (or related Whole Loan, as applicable) has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

(15)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(16)
Qualified Mortgage.  Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to Treasury Regulations Sections 1.860G-2(f)(2) or 1.860G-2(a)(3) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision), and, accordingly, each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property that secures such Mortgage Loan was at least equal to (a) 80% of the principal balance of the Mortgage Loan as of the Testing Date or (b) 80% of the unpaid principal balance of the Mortgage Loan as of the Closing Date.  For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable.  However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  Each yield maintenance payment and prepayment premium payable under the Mortgage Loans is a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  As of the Closing Date, the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(17)
Environmental Conditions and Compliance.  One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller or the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan (or related Whole Loan, as applicable), and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (“REC”), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process Designation:  E 1527-05, as recommended by the American Society for Testing and Materials (“ASTM”), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either one or a combination of (i) an escrow greater than or equal to 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) a responsible party, other than the Mortgagor, having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy as set forth on Schedule I, (iv) an operations and maintenance plan was the only action recommended and such plan has been or will be implemented or (v) such conditions or circumstances were investigated further and a qualified environmental consulting firm recommended no further investigation or remediation.  Each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”) is identified on Schedule I, and each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan and has a term ending no sooner than the date which is five years after the maturity date (or, in the case of the ARD Loans, the final maturity date) of the related Mortgage Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property identified on Schedule I as being insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(18)
Customary Mortgage Provisions.  Each related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain customary and, subject to the limitations and exceptions set forth in paragraph (5) and applicable state law, enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(19)	Bankruptcy. No Mortgagor is a debtor in, and no Mortgaged Property (other than any tenants of such Mortgaged Property) is the subject of, any state or federal bankruptcy or insolvency proceeding.

(20)	Whole Loan; No Equity Participation, Contingent Interest or Negative Amortization. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage

Loan is a whole loan.  None of the Mortgage Loans contain any equity participation, preferred equity component or shared appreciation feature by the mortgagee nor does any Mortgage Loan provide the mortgagee with any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property (other than with respect to the deferment of payment with respect to the ARD Loans).

(21)
Transfers and Subordinate Debt.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which may provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property such as transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers of leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraph (24) below or the exceptions thereto set forth on Exhibit C, or, (vii) as set forth on Exhibit B-21-1 by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan or that was permitted after origination of the related Mortgage Loan or may be permitted in the future under the related Mortgage Loan documents, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) trade debt and equipment or other personal property financing in the ordinary course of business or (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit B-21-2.  Except as related to (a)(i), (ii), (iii), (iv), (v), (vi) or (vii) above or (b)(i), (ii) or (iii) above, no Mortgage Loan may be assigned to another entity without the mortgagee’s consent.  The Mortgage or other Mortgage Loan document provides that the Mortgagor is required to pay all reasonable out-of-pocket expenses of the lender incurred with respect to any transfer or encumbrance, including Rating Agency Fees that are incurred in connection with the review and consent to any transfer or encumbrance.

(22)
Waivers and Modification.  Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage, and no such alterations, impairments, modifications, or waivers have been completed or consented to since August 2, 2011.

(23)	Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate of the originator during the 12 month period prior to the related origination date.

(24)
Releases of Mortgaged Property.  (A) Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and (B) the terms of the related Mortgage Loan documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases, the allocated loan amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in a defeasance (or a partial defeasance, in the case of a release of a portion of the Mortgaged Property) meeting the requirements of paragraph (42) below, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of (or partial defeasance in the amount of) a release price in an amount equal to not less than 125% of the allocated loan amount for such Mortgaged Property or the portion thereof to be released, or (v) as set forth on Exhibit B-24, in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that in the case of clauses (i), (iii) and (iv), for all Mortgage Loans originated after December 6, 2010, a payment of principal is required to be made in an amount required by the REMIC Provisions if the fair market value of the real property constituting the remaining Mortgaged Property after the release is not equal to at least (x) 80% of the principal balance of the Mortgage Loan (or Whole Loan, if applicable) outstanding after the release or (y) the fair market value of the Mortgaged Property immediately before the release.  The Mortgage Loan documents require the Mortgagor to pay all related reasonable out-of-pocket expenses of the lender incurred in connection with any such property release.

(25)
Compliance with Applicable Law.  To the Seller’s actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or other due diligence considered reasonable by prudent commercial mortgage lenders taking into account the location of the Mortgaged Property, as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Mortgage Loan documents evidencing such Mortgage Loan require the Mortgagor to comply in all material respects with all applicable local, state and federal laws and regulations.

(26)
Improvements.  To the Seller’s actual knowledge based on the Title Policy or surveys obtained in connection with the origination of each Mortgage Loan (or related Whole Loan, as applicable), none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan (or related Whole Loan, as applicable) lies outside of the boundaries and building restriction lines of such property nor encroaches upon any easements (except Mortgaged Properties, in each case, which are legal non-conforming improvements or uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by the related Title Policy) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by the related Title Policy).

(27)
Single Purpose Entity.  With respect to each Mortgage Loan with a Cut-off Date Balance (A) in excess of $5,000,000 the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person; and (B) in excess of $20,000,000, the representation and warranty in (A) above is true and the related Mortgagor (or if the Mortgagor is a limited partnership or a multi-member limited liability company, the special purpose general partner or special purpose managing member, as applicable, of the related Mortgagor), has at least one independent director, and the related Mortgagor has delivered a non-consolidation opinion of counsel.  For each Mortgage Loan for which the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, at the time of origination of the Mortgage Loan (or related Whole Loan, as applicable), to the Seller’s actual knowledge, the Mortgagor was in compliance with such requirements.

(28)
Advance of Funds.  (A) After origination, the Seller has not, directly or indirectly, advanced any funds to the Mortgagor, other than pursuant to the related Mortgage Loan documents; and (B) to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note (other than amounts paid by the tenant into a lender-controlled lockbox as specifically required under the related lease).

(29)
Litigation or Other Proceedings.  As of the date of origination and, to the Seller’s actual knowledge, as of the Closing Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor’s ability to pay its obligations under the Mortgage Loan, (ii) the security intended to be provided by the Mortgage Loan documents or (iii) the current use of the Mortgaged Property.

(30)
Trustee Under Deed of Trust.  As of the date of origination, and, to the Seller’s actual knowledge, as of the Closing Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

(31)
Usury.  Except with respect to the ARD Loans, which provide that the rate at which interest accrues thereon increases after the related Anticipated Repayment Date, the Mortgage Loan accrues interest (exclusive of any default interest, late charges, Yield Maintenance Charge or prepayment premiums) at a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(32)
Other Collateral.  Except with respect to the Companion Interest of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, to the Seller’s actual knowledge, the related Mortgage Note is not secured by any collateral that secures a loan that is not a Mortgage Loan, except for loans permitted pursuant to paragraph (21)(b)(ii).

(33)
Flood Insurance.  If the improvements on the Mortgaged Property are located in a federally designated special flood hazard area, the Mortgagor is required to maintain flood insurance with respect to such improvements and such policy is in full force and effect.

(34)
Escrow Deposits.  All escrow deposits and payments required to be deposited with the Seller or its agent in accordance with the Mortgage Loan documents have been (or by the Closing Date will be) so deposited, are in the possession of or under the control of the Seller or its agent, and there are no deficiencies in connection therewith, other than amounts released from such escrows in accordance with the terms of the related Mortgage Loan.

(35)
Licenses and Permits.  To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial lending institutions considering the related geographic area and properties comparable to the related Mortgaged Property, (i) as of the date of origination of the Mortgage Loan (or related Whole Loan, as applicable), the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, (ii) as of the Cut-off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.  The Mortgage Loan documents require the Mortgagor to maintain all such material licenses, permits and authorizations.

(36)
Organization of Mortgagors.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(37)
Fee Simple Interest.  Except with respect to the Mortgage Loans listed on Exhibit B-37, the Mortgage Loan is secured in whole or in material part by the fee simple interest in the related Mortgaged Property.

(38)
Recourse.  Each Mortgage Loan is non-recourse to the related Mortgagor except that the Mortgagor and a natural person (or an entity with assets other than an interest in the Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or (iv) breach of the environmental covenants in the related Mortgage Loan documents.

(39)
Access; Tax Parcels.  Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities, water and sewer (or septic facilities) and (c) constitutes one or more separate tax parcels.

(40)
Financial Statements.  Each Mortgage or loan agreement requires the Mortgagor to provide the mortgagee with (i) quarterly (other than for single-tenant properties) and annual operating statements, (ii) quarterly (other than for single-tenant properties) rent rolls listing each lease contributing more than 5% of the in-place base rent and (iii) annual financial statements, which annual financial statements (a) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combined balance sheet and statement of income for the Mortgaged Properties on a combined basis and (b) for each Mortgage Loan with an original principal balance greater than $75 million are required to be audited by an independent certified public accountant upon the request of the mortgagee.

(41)
Rent Rolls; Operating Histories.  Except with respect to Mortgage Loans secured by one or more hospitality properties, the Seller has obtained a rent roll certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  With respect to each Mortgaged Property, the Seller has obtained operating histories (the

“Certified Operating Histories”) certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  The Certified Operating Histories collectively report on operations for (a) a continuous period of at least three years or (b) in the event the Mortgaged Property was owned or operated in its current form by the Mortgagor or an affiliate for less than three years prior to origination, then for a continuous period from the date that such Mortgaged Property was first owned or operated in its current form by the Mortgagor or an affiliate through the end of the calendar month most recently ended prior to origination, it being understood however that for Mortgaged Properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(42)
Defeasance.  If the Mortgage Loan is a Defeasance Loan, the Mortgage Loan documents (A) permit defeasance or partial defeasance (1) no earlier than two years after the Closing Date, and (2) only with substitute collateral constituting “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in an amount sufficient to make all scheduled payments under the Mortgage Note through the related maturity date (or in the case of the ARD Loans, the related Anticipated Repayment Date) or first day of the open period and the balloon payment that would be due on such date, (B) require the delivery of (or otherwise contain provisions pursuant to which the mortgagee can require delivery of) (i) an opinion to the effect that such mortgagee has a first priority security interest in the defeasance collateral, (ii) an accountant’s certification as to the adequacy of the defeasance collateral to make all payments required under the related Mortgage Loan through the related maturity date (or in the case of the ARD Loans, the related Anticipated Repayment Date) or first day of the open period and the balloon payment that would be due on such date, (iii) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (iv) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates and (C) contain provisions pursuant to which the mortgagee can require the Mortgagor to pay expenses associated with a defeasance (including reasonable rating agencies’ fees, accountant’s fees and attorneys’ fees, subject in certain cases to a cap on such fees and expenses).  Such Mortgage Loan (or related Whole Loan, as applicable) was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.

(43)
Authorization in Jurisdiction.  To the extent required under applicable law and necessary for the enforcement of the Mortgage Loan, as of the date of origination and at all times it held the Mortgage Loan, the originator of such Mortgage Loan (or related Whole Loan, as applicable) was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

(44)	Capital Contributions. Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan documents.

(45)
Subordinate Debt.  Except with respect to the Companion Interest of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date) and debt permitted pursuant to paragraph (21)(b)(ii).  As of the date of origination of the related Mortgage Loan and, to the Seller’s knowledge, as of the Closing Date, except with respect to the Companion Interest of any Whole Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money junior to the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-off Date) and debt permitted pursuant to paragraph (21)(b)(ii).

(46)
Condemnation.  In the case of any Mortgage Loan (or Whole Loan, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or Whole Loan, if applicable) in an amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least (x) 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, if applicable) or (y) the fair market value of the Mortgaged Property immediately before the release.

(47)
Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Whole Loan, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Whole Loan, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Whole Loan, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(48)
Ground Lease Representations and Warranties.  With respect to each Mortgage Loan secured by a leasehold interest (except with respect to any Mortgage Loan also secured by the corresponding fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

(a)
Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

(b)
Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the mortgagee and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

(c)
Subject to the limitations on and exceptions to enforceability set forth in paragraph (5), such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(d)
Such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (i) there is no material default, and (ii) to the actual knowledge of the Seller, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller elsewhere in this Exhibit B or in any of the exceptions to the representations and warranties in Exhibit C hereto.

(e)
The Ground Lease or ancillary agreement between the lessor and the lessee (i) requires the lessor to give notice of any default by the lessee to the mortgagee and (ii) provides that no notice given is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in the ground lease or ancillary agreement.

(f)
The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than the ground lessor’s fee interest and Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(g)
The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any curable default under such Ground Lease after receipt of notice of such default before the lessor thereunder may terminate such Ground Lease.

(h)
Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee’s rights under the Ground

Lease) that extends not less than 20 years beyond the Stated Maturity Date or if such Mortgage Loan is fully amortizing, extends not less than 10 years after the amortization term for the Mortgage Loan.

(i)
Under the terms of the Ground Lease and the related Mortgage Loan documents (including, without limitation, any estoppel or consent letter received by the mortgagee from the lessor), taken together, any related insurance proceeds or condemnation award (other than de minimis amounts for minor casualties or in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

(j)
The Ground Lease does not restrict the use of the related Mortgaged Property by the lessee or its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.

(k)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

(l)	The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Other.  For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale or servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.  The “actual knowledge” of any such Seller shall be deemed to include the actual knowledge of any servicer servicing a Mortgage Loan on behalf of the Seller.  The “actual knowledge of any servicer” shall mean that an officer or employee of the servicer responsible for the servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

Schedule I

In Lieu of Policies
None.

Schedule I-1

Exhibit B-21-1

List of Mortgage Loans with Current Mezzanine Debt

Loan #	Mortgage Loan
14	Prentiss Creek Apartments
15	Red Lion Hotel – Seattle, WA

B-21-1-1

Exhibit B-21-2

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

B-21-2-2

Exhibit B-24

Substitution

None.

B-24-1

Exhibit B-37

Mortgage Loans Secured By A Leasehold Interest In
All Or A Material Portion Of The Related Mortgaged Property

Loan No.	Mortgage Loan/ Mortgaged Property
31	Loyal Plaza
39	Park Point Syracuse University
45	848 Brickell Plaza
49	Whole Foods Charlottesville

B-37-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

C-1

Representation		Mortgage Loan Name and Number	Exception

(8)	Mortgage Lien	Shoppes at Chino Hills (No. 6)
The Mortgaged Property is subject to a Development Agreement with the City of Chino Hills  that  among other things places limitations on the types of uses and square footage of various uses and store sizes.

(8)	Mortgage Lien	250 Mercer Street (No. 18), Harrison Executive Park (No. 21), All Saints Retail Condo (No. 36) and Merritt 8 (No. 43)	In the case of each of these Mortgage Loans, the Mortgaged Property is comprised of one or more condominium units subject to a condominium declaration and the related condominium documents.

(8)	Mortgage Lien	Trinity Square Crossed Portfolio (No. 26)	Walgreens, as tenant at Trinity Square, has a right of first refusal to purchase the Trinity Square property.

(8)	Mortgage Lien	ARC Portfolio III (No. 30)
In the case of the individual properties known as Tractor Supply-New Boston, Tractor Supply-Demopolis, Provident Bank and CVS-Stony Point, the tenant has a right of first refusal to purchase the Mortgaged Property.

(8)	Mortgage Lien	ATD (No. 32)	The tenant has a right of first refusal to purchase the Mortgaged Property.

(8)	Mortgage Lien	Park Point Syracuse University (No. 39)	The ground lessor has a right of first refusal to purchase the Mortgaged Property. Additionally, the ground lease limits the use of the Mortgaged Property to Syracuse University student housing.

(8)	Mortgage Lien	Whole Foods Charlottesville (No. 49)	As described in further detail with respect to representation (48), the Mortgagor’s interest is a leasehold interest under a sub-ground lease.

(8)	Mortgage Lien	SST - Racetrack & Bonanza Self Storage (No. 55)	An antenna lease tenant for the Bonanza Self Storage property has a right of first refusal to purchase the Mortgaged Property.

(9)	Taxes and Assessments	848 Brickell Plaza (No. 45)
A notice of lis pendens was recorded in the real property records with respect to the related Mortgage Property challenging the reduction of the 2008 assessed valuation of the Mortgaged Property and recovery of back taxes of approximately $30,000 and penalties of approximately $15,000.  The claim for back taxes is ongoing and a deposit of $45,000 was made by the related borrower with the title insurer to avoid an exception for the notice of lis pendens appearing on the lender’s title insurance policy.

(10)	Condition of Mortgaged Property; No Condemnation	ATD (No. 32)
At the time of the loan closing, a road widening project was scheduled to be performed on Route 17, which abuts one of two access points to the property, Frontage Road.  The construction schedule listed the construction affecting the Frontage Road access point as being completed by November, 2011.  Since closing, we have learned that the relevant governmental authority intends to effect a temporary taking of a portion of the access point on Frontage Road during the road widening project.  The Mortgagor will receive an $11,000 award for such taking and during the taking access will be limited to an alternative access point through Route 56 to W. Lowcounty Boulevard.

(12)	Insurance	All Saints Retail Condo (No. 36)
The distribution and application of insurance proceeds are subject to the terms and conditions of (a) the recorded condominium documents governing the condominium building in which the Mortgaged Property is located and (b) the sole lease in effect at the Mortgaged Property.  So long as All Saints USA Ltd. or a replacement tenant acceptable to Lender is the sole tenant in occupancy of the Mortgaged Property and the subject lease does not permit abatement of rent, whether full or partial, as a result of casualty, the obligation of Mortgagor to maintain rental loss and/or business income interruption insurance is waived.

(17)	Environmental Conditions and Compliance	Red Lion Hotel - Seattle, WA (No. 15)	The Mortgagor is in the process of decommissioning a vaulted tank on the Mortgaged Property. The Mortgagor estimated that the cost involved would be approximately $10,000 to $15,000.

(17)	Environmental Conditions and Compliance	Trinity Square Crossed Portfolio (No. 26)
The Phase I assessment for the related mortgaged property noted that historical on-site disposal of fill materials (wood, slag, cinders, brick, glass and other materials) was identified at the time the site was slated for redevelopment for its current use.  The developer of the related mortgaged property elected to voluntarily enroll the site in the Ohio Voluntary Cleanup Program in connection with the redevelopment of the related mortgaged property.  In November 2010, the Ohio EPA issued a letter indicating that site restoration activities had been completed to its satisfaction.  Based on the accompanying covenant not to sue and site use restriction covenant which have been issued by Ohio EPA and the assumption that the borrower would continue to abide by any use restrictions so imposed, the Phase I consultant recommended no further action.  The mortgaged

Representation		Mortgage Loan Name and Number	Exception
property is covered by an environmental insurance policy in an amount of $5,000,000 (such policy is not an In Lieu of Policy and does not satisfy the provisions of the representation respecting an In Lieu of Policy).

(17)	Environmental Conditions and Compliance	Loyal Plaza (No. 31)
The Phase I assessment for the related mortgaged property identified certain historical use issues as recognized environmental concerns or historical recognized environmental concerns, including: (a) impacts to soil and groundwater at the property from a former dry cleaning business that operated at the site from 1965 to the 1970’s; (b) an oil water separator and four hydraulic lifts used by a former automotive repair business for which no information on decommissioning is available; and (c) soil and groundwater impacts from a former gas station operating from 1965 to the mid 1980’s. The impacts associated with the former gas station and certain unrelated underground tanks were previously addressed under the supervision of the Pennsylvania Department of Environmental Protection (“PADEP”) and the consultant recommended no further action regarding that issue. There is ongoing remediation of the impacts associated with the former dry cleaning operation being undertaken by a prior owner of the site under PADEP supervision.  The loan documents obligate the borrower, among other things, to undertake or continue to cause the former owner to continue the ongoing remediation and to diligently pursue a release letter from PADEP.  Environmental reserves were established at the loan closing, and the mortgaged property is covered by an environmental insurance policy in an amount of $2,000,000. (such policy is not an In Lieu of Policy and does not satisfy the provisions of the representation respecting an In Lieu of Policy).

(17)	Environmental Conditions and Compliance	Midland Apartment Portfolio (No. 34)
The Phase I assessments for two of the three apartment complexes contained in the portfolio (Mulberry Lane and Robin Oaks) identified as a recognized environmental condition the presence of dioxin-containing  soils in the vicinity of the subject properties potentially at levels above the immediate action level established by the Michigan Department of Environmental Quality (“MDEQ”). The dioxin stems from an off-site source and affects several areas within the city of Midland, Michigan (but, according to the relevant Phase I report, not the area where the third apartment complex, Perrine Pointe, is located).  MDEQ has provided guidance to property owners in the affected areas of Midland regarding appropriate “due care” steps to preserve applicable liability exemptions. Both affected properties have “Due Care” plans in place.  The Phase I consultant recommended no further investigation but indicated that landscaped areas and paved surfaces should continue to be managed in accordance with such plans.  The borrower and the borrower’s principal have provided an environmental indemnity to the originating lender and the loan documents obligate the borrower to continue to implement and abide by the requirements of the individual site due care plans and the due care guidance issued by MDEQ.

(21)	Transfers and Subordinate Debt	Red Lion Hotel – Seattle, WA (No. 15)
An assumption of the Mortgage Loan is permitted in accordance with the requirements of the Mortgage Loan documents.  Additionally, the Mortgage Loan documents permit a change in the ownership or control of Lowe Enterprises Investment Management, LLC (“LEIM”) so long as either (x) Lowe Enterprises Inc. (“Lowe”) continues to hold at least a 25% equity interest therein or (y) Lowe, Bleecker P. Seaman III and Brad Howe, or some combination thereof, have the power to appoint at least one-half of the board of directors (or equivalent governing body) of LEIM.

(21)	Transfers and Subordinate Debt	ARC Portfolio III (No. 30), ATD (No. 32) and Foot Locker – Brooklyn, NY (No. 72)
With respect to each of these Mortgage Loans, the related Mortgage Loan documents allow, subject to satisfaction of conditions set forth therein, the related borrower to convert its ownership structure into a tenancy in common or a Delaware statutory trust, with related transfers to third parties of tenant in common interests or beneficial interests in the Delaware statutory trust, such that legal and/or beneficial title to the related mortgaged property may be owned by such tenants in common or Delaware statutory trust.

(21)	Transfers and Subordinate Debt	All Saints Retail Condo (No. 36)
The Mortgagor is directly owned and managed by RREEF Spezial Invest GmbH (“RREEF”), a German investment fund management company.  Provided no event of default exists under the Mortgage Loan documents, the following transfers are permitted: (a) the transfer of direct or indirect interests in Mortgagor held by RREEF in accordance with legal requirements under the German Investment Act and (b) transfers of direct or indirect beneficial interests in Mortgagor by investors in the German investment fund that is the beneficial owner of Mortgagor, provided, in each case, that RREEF and/or a replacement Kapitalanlagesellschaft under the

Representation		Mortgage Loan Name and Number	Exception
German Investment Act remains both the sole member and manager of Mortgagor.

The Mortgagor is the borrower under a subordinated parent loan from RREEF that is secured by a second-priority, unrecorded assignment of rents.  Such parent loan and assignment are unconditionally subordinated to the Mortgage Loan pursuant to a subordination and standstill agreement in favor of Lender.

(24)	Releases of Mortgaged Property	Lehigh Valley Portfolio – Group 4 (No. 20)
A partial release of a Mortgaged Property is conditioned on payment of a release price, or partial defeasance of the Mortgage Loan, in each case in an amount equal to 120% of the allocated loan amount for the applicable property to be released.

(24)	Releases of Mortgaged Property	Harrison Executive Park (No. 21)
Upon satisfaction of certain conditions set forth in the Loan Documents, the Property was converted to a condominium form of ownership consisting of 5 condominium units and  Lender released the 3030 condominium unit from the mortgage.  The condominium conversion and release both occurred prior to the Closing Date.

(24)	Releases of Mortgaged Property	Lehigh Valley Portfolio – Group 2 (No. 24)
A partial release of a Mortgaged Property is conditioned on payment of a release price, or partial defeasance of the Mortgage Loan, in each case in an amount equal to 120% of the allocated loan amount for the applicable property to be released.

(24)	Releases of Mortgaged Property	Trinity Square Crossed Portfolio (No. 26)
A partial release of a Mortgaged Property is conditioned on payment of a release price, or partial defeasance of the Mortgage Loan, in each case in an amount equal to 120% of the allocated loan amount for the applicable property to be released (except with respect to the Trinity Square property, in which case the release price or partial defeasance amount, as applicable, is 125% of the applicable allocated loan amount).

(24)	Releases of Mortgaged Property	ARC Portfolio III (No. 30)	A partial release of a Mortgaged Property is conditioned on payment of a release price in an amount equal to 115% of the allocated loan amount for the applicable property to be released.

(25)	Compliance with Applicable Law	Cornell 55 (No. 48)
The City of Chicago filed a lawsuit against the related borrower for various alleged violations of the municipal code, including with respect to porch structures and masonry requirements.  The borrower has undertaken to complete the work and obtain a dismissal of the lawsuit by no later than February 1, 2012, and has deposited $205,000 with title insurer for the lender’s title insurance policy with respect to the Mortgage Loan for the related work, to be disbursed as the work is completed.

(27)	Single Purpose Entity	The Ridge MHP & Eastwood Hills (No. 70)
The Mortgage Loan documents provide that the Borrower has not and will not own any assets other than its applicable Mortgaged Property and incidental personal property necessary for the operation thereof. At the time of origination of the Mortgage Loan, the Borrower owned certain mobile homes located at the Mortgaged Property. The Borrower has covenanted to transfer title to the mobile homes to another entity within thirty (30) days of closing (provided, that such 30 day period has been or is in the process of being extended to August 20, 2011, that Borrower shall have an additional fifteen (15) days to complete such transfer of title if it is diligently pursuing transfer at the expiration of such thirty (30) day period (as extended to August 20, 2011). Failure to transfer title within such time frame results in the Mortgage Loan being full recourse to Borrower and Guarantor.

(29)	Litigation or Other Proceedings	Lehigh Valley Portfolio – Group 4 (No. 20) and Lehigh Valley Portfolio – Group 2 (No. 24)
A plaintiff claiming to be a prospective investor in a portfolio of properties that includes the related mortgaged properties named the related borrower, the direct and indirect owners of the related borrower, and others, including a holder of a profit participation in the owner of the related borrower, as defendants in a complaint filed on June 2, 2011.  In the complaint, the plaintiff asserts various claims against the named defendants, including direct and vicarious liability claims for fraud, breach of fiduciary duty, breach of contract, tortious interference, and unjust enrichment.  The claims are based upon allegations that (i) the plaintiff had a joint venture relationship with the holder of the profit participation in the current owner of the related borrower (which owner holds ownership interests in the portfolio of properties that includes the Mortgaged Properties) and was a prospective investor to acquire the property portfolio on behalf of the joint venture, (ii) the plaintiff incurred due diligence costs of approximately $573,000 and provided strategies and assistance in connection with the initial contract to purchase the property portfolio (which contract was terminated), and (iii) the named defendants, acting together, acquired the property portfolio (including the Mortgaged Properties) that were the

Representation		Mortgage Loan Name and Number	Exception
subject of the terminated purchase contract, used the plaintiff’s due diligence, induced the plaintiff to terminate the prior contract to acquire the property portfolio, and concealed such conduct from the plaintiff. The plaintiff alleges that it was harmed by the named defendants’ conduct in an amount of not less than $100,000,000, and seeks damages in that amount and recovery of its due diligence costs. The originator of the related Mortgage Loans was subpoenaed on or about June 15, 2011 to provide information concerning the related Mortgage Loans and other financing to the named defendants. The owners of the Mortgaged Properties claim that the lawsuit by the plaintiff is without merit and they will defend against, and seek dismissal of, the complaint.

(29)	Litigation or Other Proceedings	848 Brickell Plaza (No. 45)
A notice of lis pendens was recorded in the real property records with respect to the related Mortgage Property challenging the reduction of the 2008 assessed valuation of the Mortgaged Property and recovery of back taxes of approximately $30,000 and penalties of approximately $15,000.  The claim for back taxes is ongoing and a deposit of $45,000 was made by the related borrower with the title insurer to avoid an exception for the notice of lis pendens appearing on the lender’s title insurance policy.

(29)	Litigation or Other Proceedings	Cornell 55 (No. 48)
The City of Chicago filed a lawsuit against the related borrower for various alleged violations of the municipal code, including with respect to porch structures and masonry requirements.  The borrower has undertaken to complete the work and obtain a dismissal of the lawsuit by no later than February 1, 2012, and has deposited $205,000 with title insurer for the lender’s title insurance policy with respect to the Mortgage Loan for the related work, to be disbursed as the work is completed.

(35)	Licenses and Permits	Park Point Syracuse University (No. 39)
As of the origination of the loan,  the borrower was in the process of passing an elevator inspection and obtaining the valid elevator permit.  borrower has a post-closing obligation to deliver the elevator permit within 30 days of closing (such period to be extended for another 30 days if reasonably necessary).

(36)	Organization of Mortgagors	Lehigh Valley Portfolio – Group 4 (No. 20) and Lehigh Valley Portfolio – Group 2 (No. 24)
With respect to (i) Lehigh Valley Portfolio-Group 4 and (ii) Lehigh Valley Portfolio-Group 2, the Borrowers are affiliated entities, but each of the Mortgage Loans is a stand-alone loan that is not cross-collateralized or cross defaulted with the others.

(36)	Organization of Mortgagors	ARC Portfolio III (No. 30), ATD (No. 32), ARCT Wal-Mart & Sam’s Portfolio (No. 42) and Foot Locker – Brooklyn, NY (No. 72)
With respect to (i) ARC Portfolio III, (ii) ATD, (iii) Foot Locker  and (iv) ARCT Wal-Mart & Sam’s Portfolio (a mortgage loan not originated by the Seller), the Borrowers are affiliated entities, but each of the Mortgage Loans is a stand-alone loan that is not cross-collateralized or cross defaulted with the others.

(36)	Organization of Mortgagors	Copper Mill Apartments (No. 56), Cumberland Apartments (No. 59), Crestmont Apartments (No. 60) and Heritage Trace Apartments (No. 63)
With respect to (i) Copper Mill Apartments, (ii) Cumberland Apartments, (iii) Crestmont Apartments and (iv) Heritage Trace Apartments, the Borrowers are affiliated entities, but each of the Mortgage Loans is a stand-alone loan that is not cross-collateralized or cross defaulted with the others.

(37)	Fee Simple Interest	Loyal Plaza (No. 31)
The mortgaged property is held in fee by the related borrower except that the borrower holds a leasehold interest under a ground lease of an approximately 0.483 acre portion of the related mortgaged property, under a ground lease that expires May 31, 2028, which is less than 20 years beyond the maturity date of the related mortgage loan.

(37)	Fee Simple Interest	Park Point Syracuse University (No. 39)	The Mortgage Loan is secured by both a leasehold, sub-leasehold and sub-sub-leasehold interests in the Mortgaged Property.

The Mortgaged Property is subject to a certain PILOT Agreement between the Mortgagor, City of Syracuse and City of Syracuse Industrial Development Agency (“IDA”).  In order to obtain tax benefits under the PILOT Agreement, the Mortgagor’s leasehold interest was structured as follows: 1. the Mortgagor leased the property from the Syracuse University pursuant to the Ground Lease; 2. the Mortgagor subleased its leasehold interest to IDA pursuant to the Company Lease; 3. IDA leased back the premises to the Mortgagor pursuant to the Agency Lease. The Mortgage Loan is secured by Mortgagor’s leasehold estates under the Ground Lease and the Agency Lease and IDA’s estate under the Company Lease.  However, The Company Lease and the Agency Lease do not contain some of the mortgagee protection provisions (see exceptions to the Rep #48 below). As a result, there is a possibility that after a foreclosure of the Mortgage Loan, the tax benefits under the PILOT Agreement may

Representation		Mortgage Loan Name and Number	Exception
discontinue. If tax benefits are terminated as a result of the foreclosure of the Mortgage Loan, the Mortgage Loan shall be recourse to Guarantor up to a maximum amount equal to the lesser of (i) the amount which would be sufficient if applied to the payment of Debt immediately prior to the applicable foreclosure or deed in lieu of foreclosure, to result in (a) a Debt Yield to be equal to or greater than 9%, (b) a DSCR to be equal to or greater than 1.25 to 1.00 and (c) an LTV Ratio to be less than 75%; (ii) $2,950,000.00 and (iii) the Debt immediately prior to the applicable foreclosure or deed in lieu of foreclosure.

(37)	Fee Simple Interest	848 Brickell Plaza (No. 45)	The Mortgagor’s interest is a leasehold interest under a ground lease (although the fee owner joined in the mortgage to subordinate its fee interest).
(37)	Fee Simple Interest	Whole Foods Charlottesville (No. 49)	The Mortgagor’s interest is a leasehold interest under a sub-ground lease.
(38)	Recourse	1551 Broadway (No. 2)
There is recourse liability for misappropriation or conversion of insurance proceeds, condemnation proceeds or any rents collected following an event of default or collected more than one (1) month in advance.

(38)	Recourse	Red Lion Hotel - Seattle, WA (No. 15)
There is recourse liability for breaches of the environmental covenants to the extent that there is a material breach or failure to perform any environmental covenant under the Mortgage Loan documents.

(38)	Recourse	All Saints Retail Condo (No. 36)	The Mortgagor is the sole guarantor with respect to recourse events and environmental covenants.
(38)	Recourse	All Mortgage Loans
In many or all cases, the loan documents for the Mortgage Loans provide for recourse the related Mortgagor and/or other guarantors or indemnitors for matters and/or under circumstances that are in addition to those items specified in representation (38).

(39)	Access; Tax Parcels	Trinity Square Crossed Portfolio (No. 26)	The Trinity Square and Columbus properties were properly subdivided, however, new tax identification numbers have not yet been issued.
(39)	Access; Tax Parcels	Merritt 8 (No. 43)
The Mortgaged Property is a condominium unit with appurtenant rights to condominium general common elements.  As of the closing date, the condominium consists of one unit and developments rights to the other two “unit sites,” which development rights are owned by third parties. The portion of the land on which the Mortgagor’s unit sits is a separate tax lot (the title policy is issued with a separate tax lot endorsement), which separate tax lot includes some, but not all, general common elements.  Under the condominium declaration, the Mortgagor, as the sole unit owner, is responsible for 100% of the real estate taxes on the general common elements of the condominium, some of which are located adjacent to the other “unit sites.”  Accordingly, the Mortgagor may be responsible for its pro-rata share (currently 100%) of the taxes for the other portions of the general common elements not included in the Mortgagor’s tax lot.  Real estate taxes applicable to a portion of the general common elements, which may be a responsibility of the Mortgagor, were, as of the closing date, being assessed under a separate tax lot to and paid by holders of the rights to two other “unit sites” in the condominium. The title policy issued for this transaction insures, among other things, that there are no real estate taxes or any condominium common charges currently due and payable, that the condominium is a validly existing condominium under applicable statutes and that the insured condo unit is a valid unit under the declaration.  The Mortgagor has represented that there has been no demand for payment of any condominium common expenses or unpaid real estate taxes. The Loan also has a recourse for losses for any failure by the Mortgagor or any predecessor owner of the Mortgaged Property to pay any real estate taxes or insurance premiums relating to the Common Elements as required under the Condominium Documents.

(39)	Access; Tax Parcels	The Ridge MHP & Eastwood Hills (No. 70)
The related Mortgage Property is served by public utilities, except for a privately operated sewage treatment facility and a private well both of which are maintained by the related Mortgagor.  Pursuant to a recorded easement, an adjoining property owner has access to use the water and sewer facilities.  The related Mortgage Loan documents require the related Mortgagor to maintain the well and the sewage facility in accordance with all applicable laws and to maintain all required licenses and permits to operate such facility.  The failure of the related Mortgagor to comply with such covenants shall result in a recourse event to the related Mortgagor and guarantors of the related Mortgage Loan.

(39)	Access; Tax	Oakhurst MHP (No. 74)	The related Mortgaged Property is served by public utilities, except for a

Representation		Mortgage Loan Name and Number	Exception
	Parcels		privately operated sewage treatment facility maintained by the related Mortgagor. This sewage treatment facility only services the related Mortgaged Property. The related Mortgage Loan documents require the related Mortgagor to maintain such facility in accordance with all applicable laws and to maintain all required permits to operate such facility. The failure of the related Mortgagor to comply with such covenants shall result in a recourse event to the related Mortgagor and guarantors of the related Mortgage Loan.

(40)	Financial Statements	Red Lion Hotel - Seattle, WA (No. 15)	The Mortgagor is not obligated to provide quarterly rent rolls since the Mortgaged Property is a hospitality property.
(40)	Financial Statements	250 Mercer Street (No. 18)
The Borrower is only obligated to deliver quarterly “updates” to the rent roll for the Property, the operating statements and income statements for the Property delivered to Lender in connection with the closing of the Loan, which updates have to be in the same form as the rent rolls and financial statement delivered in connection with the closing.  In lieu of providing annual financial statements, Borrower is required to deliver to Lender,  upon Lender’s request, a copy of each annual financial statement of the condominium association of which the Mortgaged Property is a part thereof.

(40)	Financial Statements
Lehigh Valley Portfolio – Group 4  (No. 20), Lehigh Valley Portfolio – Group 2 (No. 24), Trinity Square Crossed Portfolio (No. 26), ARC Portfolio III (No. 30), SST – Racetrack & Bonanza Self Storage (No. 55) and The Ridge MHP & Eastwood Hills (No. 70)

Annual financial statements are required to be delivered by the Borrower, but combined financial statements are not expressly required.
(40)	Financial Statements	ARC Portfolio III (No. 30)
Annual balance sheets required to be delivered by the Borrower shall be prepared on a consolidated basis with the Borrower’s Sponsor (provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and Sponsor and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of Sponsor or any other Person and (ii) any Borrower’s assets included in such consolidated financial statements shall be listed on Borrower’s own separate balance sheet).

(40)	Financial Statements	Lake Zurich (No. 68)	Borrower is obligated to provide quarterly unit mix reports, or if requested by Lender, certified rent rolls.
(41)	Rent Rolls; Operating Histories	All Saints Retail Condo (No. 36)
The entire Mortgaged Property is leased by a single commercial tenant.  A certificate of Mortgagor delivered at closing attaches a true, correct and complete copy of the lease as the sole lease in effect at the Mortgaged Property. The Mortgage Loan was an acquisition loan and no operating history was available at closing.

(41)	Rent Rolls; Operating Histories	Cornell 55 (No. 48)	Borrower provided Operating Histories for the years of 2009 and 2010.
(41)	Rent Rolls; Operating Histories	SST – Racetrack & Bonanza Self Storage (No. 55)	Borrower provided Operating Histories for the past two (2) years.
(42)	Defeasance	Cornell 55 (No. 48)
The Mortgagor is only required to deliver an opinion that the Mortgagee has a perfected security interest in the defeasance collateral; the opinion requirement does not need to cover the priority of the security interest.

(45)	Subordinate Debt	Prentiss Creek Apartments (No. 14)	There is a subordinate mezzanine loan in the amount of $5,000,000.
(45)	Subordinate Debt	Red Lion Hotel - Seattle, WA (No. 15)	There is a subordinate mezzanine loan in the amount of $10,300,000.
(45)	Subordinate Debt	All Saints Retail Condo (No. 36)
The Mortgagor is the borrower under a subordinated parent loan that is secured by a second-priority, unrecorded assignment of rents.  Such parent loan and assignment are unconditionally subordinated to the Mortgage Loan pursuant to a subordination and standstill agreement in favor of Lender.

(46)	Subordinate	All Saints Retail Condo	Application of proceeds to pay down the Mortgage Loan is required if,

Representation		Mortgage Loan Name and Number	Exception
	Debt	(No. 36)
immediately following the release, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Mortgaged Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by a commercially reasonable valuation method).

(48)	Ground Lease Representations and Warranties	Loyal Plaza (No. 31)
A 0.483 acre portion of the Property is owned by Borrower by virtue of a Ground Lease.  The balance of the Property is owned by Borrower in fee.  The Ground Lease term expires May 31, 2028.  In connection with the closing of the Loan, Citi confirmed that the Ground Lease premises (and the income attributable thereto) were excluded from value, cash flow and underwriting. The Ground Lease premises (i) are on a separate tax lot and (ii) are not required for the balance of the Property to comply with zoning.  Borrower and the carveout guarantor under the Loan are personally obligated for losses attributable to a termination of the Ground Lease.  This ground lease is thus excepted from the representations in paragraph (48).

(48)	Ground Lease Representations and	Park Point Syracuse University (No. 39)	With respect to the Ground Lease:
	Warranties		(j)	Permitted use under the Ground Lease is limited to the Syracuse University student housing only.
(k)
Ground lessor’s (Syracuse University’s) prior written consent, which consent shall not be unreasonably withheld, is required for any sublease other than subleases to (i) a nationally or regionally recognized operator of student housing; (ii) a parent, subsidiary or affiliate or a surviving entity after a merger or a consolidation of the Mortgagor or (iii) apartment leases to Syracuse University students or (iv) to IDA as a part of lease/leaseback transaction.

With respect to the Company Lease and the Agency Lease:

Please note the following exceptions only affect the Company Lease and the Agency Lease and do not affect the Ground Lease.  As a result, these exception affect the tax benefits under the PILOT Agreement (the Loan Documents provide for a recourse (described above) for a loss of such tax benefits), but the Ground Lease’s leasehold interest shall not be disturbed.  Therefore, the representations of paragraph (48) are not made with respect to the sub-leasehold and sub-subleasehold interests in the Mortgaged Property or the related sublease and sub-sublease, and without limiting the foregoing, we call your attention to the following specific items:

(b)
IDA, as a lessor under the Agency Lease did not give its present consent to the Mortgagee’s succeeding to the Mortgagor’s interests under the Agency Lease upon a foreclosure (IDA’s future consent shall not be unreasonably withheld).

			(e)	IDA, as a lessor under the Agency Lease or a tenant under the Company Lease, has no obligation to give notice of default under the Agency Lease or Company Lease to the Mortgagee.
(g)
Under the Agency Lease, the Mortgagee has the same cure period as the Mortgagor (there is no extension for sufficient time to gain possession of the leasehold interest under the Agency Lease, if such possession is necessary for cure).

			(h)	The terms of the Agency Lease and the Company Lease will not extend more than 10 years after the term of the Mortgaged Loan.
			(i)	IDA, as a lessor under the Agency Lease, is not required to enter into a new lease with the Mortgagee upon a termination of the Agency Lease.
(48)	Ground Lease Representations and Warranties	Whole Foods Charlottesville (No. 49)
The Mortgagor has mortgaged its interest as tenant under a sub-ground lease.  The master ground lease between the fee owner and the Mortgagor’s landlord is also mortgaged by the Mortgagor’s landlord, as tenant under the master ground lease, to a different lender.  The fee interest is not mortgaged.  There is an Attornment and Nondisturbance Agreement already on record among the fee owner, the Mortgagor’s landlord and the Mortgagor agreeing that in the event the master ground lease is terminated, the fee owner will accept the premises subject to the Mortgagor’s lease and the Mortgagor’s lease will continue in full force and effect between the fee owner and the Mortgagor (or its lender, if applicable).  A Subordination, Non-Disturbance and Attornment Agreement was also put to record at closing by and among the Mortgagor’s landlord’s lender, the Mortgagor’s landlord, and the Mortgagor in which the Mortgagor’s landlord’s lender agrees (i) not to disturb Mortgagor if it is not in default under its lease and (ii) not to disturb Mortgagor’s lender while

Representation	Mortgage Loan Name and Number	Exception
Mortgagor’s lender remains entitled to exercise any rights or remedies under its Mortgage.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

Citigroup Global Markets Realty Corp. (“Seller”) hereby certifies as follows:

1.
All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of October 1, 2011 (the “Agreement”), between GS Mortgage Securities Corporation II and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.
The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.
Neither the Prospectus, dated September 16, 2011, as supplemented by the Prospectus Supplement, dated September 22, 2011 (collectively, the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, nor the Offering Circular, dated September 22, 2011 (the “Offering Circular”), relating to the offering of the Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R Certificates, in the case of the Prospectus and the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans and/or the Seller or omitted or omits to state therein a material fact required to be stated therein or necessary in order to make the statements therein relating to the Mortgage Loans and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-1

Certified this 1st day of October, 2011.

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Title:

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